Exhibit 99.2

PepsiCo Announces Offers to Exchange
Certain Outstanding Notes for New Notes

PURCHASE, N.Y., Oct. 11, 2018 /PRNewswire/ -- PepsiCo, Inc. (NASDAQ: PEP) (“PepsiCo”) today announced that it has commenced offers to certain eligible holders, as described below, to exchange any and all of the following series of notes (referred to as “Metro Notes”) for the corresponding series of new notes issued by PepsiCo (referred to as “New PEP Notes”), as set forth in the table below:

					Total Consideration(2)		Early Tender Payment(2)	Exchange Offer Consideration(2)
Metro Notes	Original Issuer(1)	CUSIP No.	Principal Amount Outstanding	New PEP Notes Offered in Exchange	New PEP Notes(3)	Cash	New PEP Notes(3)	New PEP Notes(3)	Cash
7.29% Notes due September 15, 2026	Whitman Corporation	96647KAF9	$100,000,000	7.29% Senior Notes due 2026, Series A	$1,000	$2.50	$30	$970	$2.50
7.44% Notes due September 15, 2026	Whitman Corporation	96647KAG7	$25,000,000	7.44% Senior Notes due 2026, Series A	$1,000	$2.50	$30	$970	$2.50
7% Senior Notes due 2029	The Pepsi Bottling Group, Inc.(4)	713409AC4	$1,000,000,000	7.00% Senior Notes due 2029, Series A	$1,000	$2.50	$30	$970	$2.50
5.50% Notes due May 15, 2035	PepsiAmericas, Inc.	71343PAC5	$250,000,000	5.50% Senior Notes due 2035, Series A	$1,000	$2.50	$30	$970	$2.50

(1)          The current obligor for each series of Metro Notes is Pepsi-Cola Metropolitan Bottling Company, Inc. (“Metro”), a wholly owned subsidiary of PepsiCo, and each series of Metro Notes is, as of the date hereof, guaranteed by PepsiCo.

(2)          Per $1,000 principal amount of Metro Notes tendered and exchanged for New PEP Notes. The “Early Tender Payment” is included in “Total Consideration” and not included in “Exchange Offer Consideration.”

(3)          Principal amount of New PEP Notes offered in exchange for $1,000 principal amount of Metro Notes.

(4)          This series of Metro Notes is, as of the date hereof, guaranteed by Bottling Group, LLC, a wholly owned subsidiary of PepsiCo.

The exchange offers are being conducted upon the terms and subject to the conditions set forth in PepsiCo’s confidential Offering Memorandum dated October 11, 2018 and the related letter of transmittal (the “Offering Documents”). The exchange offers are only made, and copies of the Offering Documents will only be made available, to holders of Metro Notes who have certified to PepsiCo in an eligibility letter as to certain matters, including (1) their status as “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or (2) outside the United States, their status as non-U.S. persons as defined in Regulation S under the Securities Act; and (3) in either case, that they are not located in or a resident of Canada and are not a retail investor in the European Economic Area. Copies of the eligibility letter are available to holders of Metro Notes through the information agent, Global Bondholder Services Corporation, at their website http://gbsc-

usa.com/eligibility/pepsico or by calling 866-794-2200 (toll free) or 212-430-3774 (for banks and brokers).

As part of each exchange offer, PepsiCo is soliciting consents to certain proposed amendments to the corresponding indentures pursuant to which the Metro Notes were issued and a proposed amendment to the PepsiCo guarantee to release the PepsiCo guarantee insofar as it applies to such Metro Notes. Metro Notes may not be tendered without delivery of the corresponding consents.

The exchange offers are scheduled to expire at the “Expiration Time,” which is at 11:59 p.m., New York City time, on November 7, 2018, unless extended or earlier terminated.

Eligible holders of Metro Notes must tender and not withdraw their Metro Notes at or prior to the “Early Tender Time,” which is 5:00 p.m., New York City time, on October 24, 2018, unless extended, to receive an “Early Tender Payment” of $30 principal amount of New PEP Notes per $1,000 principal amount of Metro Notes tendered and exchanged for New PEP Notes. This amount is included within the “Total Consideration” in the table above. The Early Tender Payment will not be paid for Metro Notes tendered for exchange after the Early Tender Time and at or prior to the Expiration Time, and holders tendering after the Early Tender Time will only be eligible to receive the “Exchange Offer Consideration” in the table above.

Except as required by applicable law, Metro Notes tendered may be withdrawn only at or prior to the “Withdrawal Deadline,” which is 5:00 p.m., New York City time, on October 24, 2018, and Metro Notes tendered after the Withdrawal Deadline and before the expiration of the exchange offers may not be withdrawn.

The exchange offers are subject to the satisfaction of certain conditions. If any of the conditions is not satisfied, PepsiCo is not obligated to accept for exchange and may delay the acceptance for exchange of any tendered Metro Notes, in each event subject to applicable laws, and may terminate or alter any or all of the exchange offers. The exchange offers are not conditioned on the tender of a minimum principal amount of Metro Notes.

The New PEP Notes have not been registered under the Securities Act or any state securities laws. Therefore, the New PEP Notes may not be offered or sold in the United States or to any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable state securities laws.

This press release is neither an offer to purchase nor a solicitation of an offer to sell the Metro Notes or any other securities. The exchange offers are made only by and pursuant to the terms of the Offering Documents and only to such persons and in such jurisdictions as is permitted under applicable law and the information in this press release is qualified by reference to the Offering Documents.

Cautionary Statement

Statements in this communication that are “forward-looking statements,” are based on currently available information, operating plans and projections about future events and trends. Terminology such as “aim,” “anticipate,” “believe,” “drive,” “estimate,” “expect,” “expressed confidence,” “forecast,” “future,” “goal,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “position,” “potential,” “project,” “seek,” “should,” “strategy,” “target,” “will” or similar statements or variations of such words and other similar expressions are intended to identify forward-looking statements, although not all forward looking statements contain such terms. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward looking statements. Such risks and uncertainties include, but are not limited to: changes in demand for PepsiCo’s products, as a result of changes in consumer preferences or otherwise; changes in, or failure to comply with, applicable laws and regulations; imposition or proposed imposition of new or increased taxes aimed at PepsiCo’s products; imposition of labeling or warning requirements on PepsiCo’s products; changes in laws related to packaging and disposal of PepsiCo’s products; PepsiCo’s ability to compete effectively; political conditions, civil unrest or other developments and risks in the markets where PepsiCo’s products are made, manufactured, distributed or sold; PepsiCo’s ability to grow its business in developing and emerging markets; uncertain or unfavorable economic conditions in the countries in which PepsiCo operates; the ability to protect information systems against, or effectively respond to, a cybersecurity incident or other disruption; increased costs, disruption of supply or shortages of raw materials and other supplies; business disruptions; product contamination or tampering or issues or concerns with respect to product quality, safety and integrity; damage to PepsiCo’s reputation or brand image; failure to successfully complete or integrate acquisitions and joint ventures into PepsiCo’s existing operations or to complete or manage divestitures or refranchisings; changes in estimates and underlying assumptions regarding future performance that could result in an impairment charge; increase in income tax rates, changes in income tax laws or disagreements with tax authorities; failure to realize anticipated benefits from PepsiCo’s productivity initiatives or global operating model; PepsiCo’s ability to recruit, hire or retain key employees or a highly skilled and diverse workforce; loss of any key customer or disruption to the retail landscape, including rapid growth in hard discounters and the ecommerce channel; any downgrade or potential downgrade of PepsiCo’s credit ratings; PepsiCo’s ability to implement shared services or utilize information technology systems and networks effectively; fluctuations or other changes in exchange rates; climate change or water scarcity, or legal, regulatory or market measures to address climate change or water scarcity; failure to successfully negotiate collective bargaining agreements, or strikes or work stoppages; infringement of intellectual property rights; potential liabilities and costs from litigation, claims, legal or regulatory proceedings, inquiries or investigations; and other factors that may adversely affect the price of PepsiCo’s publicly traded securities and financial performance.

For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:	Investors Jamie Caulfield Investor Relations 914-253-3035 jamie.caulfield@pepsico.com	Media Carrie Ratner Communications 914-253-3817 carrie.ratner@pepsico.com